UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 18, 2008

Riptide Worldwide, Inc.

(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-130011	20-8514961
(Commission File Number)	(IRS Employer Identification No.)

200 East Palm Valley Drive, 2nd Floor, Oviedo, FL 32765

(Address of principal executive offices) (Zip Code)

(321)-296-7724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On March 18, 2008, Entergy Technology Group, Inc., doing business as MeterMesh, a wholly owned subsidiary of Riptide Worldwide, Inc., entered into an exclusive technology licensing agreement (the “Agreement”) with I-Sys, Inc. pertaining to the MeterMesh technology.  The Agreement provides for I-Sys to pay royalties to Riptide up to a maximum of $1,700,000.  At the point that I-Sys has paid $750,000 of royalties to Riptide, then ownership of the MeterMesh intellectual property may transfer to I-Sys.  I-Sys will also assume responsibility for the existing operations of the MeterMesh group including managing and supporting existing distributor relationships, existing customers and MeterMesh personnel.  As a result of this transaction, Riptide does not expect to incur any material write-offs, expenses or costs during the first quarter of 2008.

Item 9.01.                  Financial Statements and Exhibits.

 (a)  Financial statements of businesses acquired

Not Applicable

(b)  Pro-forma financial information

Not Applicable

(c)  Shell company transactions

Not Applicable

(d)	Exhibits

	10.1	Technology License Agreement dated March 18, 2008
	99.1	Press Release dated March 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2008	RIPTIDE WORLDWIDE, INC.

	By:	/s/ FRANCIS E. WILDE
Francis E. Wilde
Chairman and CEO

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Technology License Agreement dated March 18, 2008

99.1	Press Release dated March 24, 2008